UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 3, 2008

WELLS FARGO & COMPANY

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-02979	No. 41-0449260
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

420 Montgomery Street, San Francisco, California 94104

(Address of Principal Executive Offices) (Zip Code)

1-866-249-3302

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 3, 2008, the Company’s Board of Directors approved an exception to the Company’s mandatory retirement policy for senior executives to permit the Company to continue to employ Richard M. Kovacevich as the Company’s Chairman after December 31, 2008. Mr. Kovacevich will continue as Chairman for an interim period, and will focus primarily on assisting the Company’s President and Chief Executive Officer (CEO), John G. Stumpf, and senior management achieve a successful merger integration of the Company and Wachovia Corporation. After Mr. Kovacevich retires, the Board intends that Mr. Stumpf would be given added responsibility as Chairman.

On November 3, 2008, the Company’s Board of Directors also created a new position of Lead Director of the Company’s Board, and appointed Philip J. Quigley to serve as Lead Director beginning January 1, 2009. Mr. Quigley has served on the Company’s Board since 1994, and is an independent director under the rules of the New York Stock Exchange and the Company’s Director Independence Standards. He currently serves as Chairman of the Board’s Audit & Examination Committee, and a member of the Board’s Credit and Governance and Nominating Committees. For his service as Lead Director, Mr. Quigley will be paid an annual cash retainer of $30,000 in addition to the compensation previously approved by the Board to be paid to all directors. In connection with the creation of the new Lead Director position, the Board amended its Corporate Governance Guidelines to identify the responsibilities of the Lead Director, which include, among other things, approving Board meeting agendas with the Chairman and CEO, chairing executive sessions or special meetings of non-management and independent directors, calling executive sessions of the Board, working with committee chairs to ensure coordinated coverage of Board responsibilities, facilitating communication between the Board and senior management, and acting as a “sounding board” for the Chairman and CEO.

On November 3, 2008, the Company issued a press release regarding the matters described above, a copy of which is furnished as Exhibit 99.1 to this Form 8-K.

Item 8.01.	Other Events.

The information set forth under “Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers” is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release dated November 3, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 6, 2008	WELLS FARGO & COMPANY

	By:	/s/ Laurel A. Holschuh
Laurel A. Holschuh
Senior Vice President and Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated November 3, 2008